                                                                     EXHIBIT 5.1
                                                                     -----------

                                    THOMPSON
                                HINE & FLORY LLP
                                Attorneys at Law

                                                 May 29, 1997

Dayton Superior Corporation
721 Richard Street
Miamisburg, Ohio   45342

Ladies and Gentlemen:

We have acted as counsel to Dayton Superior Corporation, an Ohio corporation (the "Company") in connection with the Company's 1997 Stock Option and Restricted Stock Plan (the "Plan") and the preparation of the Company's Registration Statement on Form S-8 being filed with the Securities and Exchange Commission in connection therewith.

Please be advised that we have examined such proceedings and records of the Company, and have made investigation of such other matters, as in our judgment permits us to render an informed opinion on the matters set forth herein.

Based upon the foregoing, it is our opinion that the Class A Common Shares, without par value, of the Company to be issued by the Company as restricted stock under the Plan or upon the exercise of options granted under the Plan have been duly authorized and, when issued or, in the case of options, when issued and paid for in accordance with the terms of such options and the Plan, will be legally issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form S-8 with respect to the Plan.

                                                  Very truly yours,

                                                  /s/ THOMPSON HINE & FLORY LLP

DAN:skc

   2000 Courthouse Plaza NE P.O. Box 8801 Dayton, Ohio 45401-8801 937-443-6600
                                  Fax 443-6635
--------------------------------------------------------------------------------
        BRUSSELS, BELGIUM CINCINNATI CLEVELAND COLUMBUS DAYTON PALM BEACH
                                WASHINGTON, D.C.